UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	December 13, 2011

Bonanza One, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52900	26-0378663
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 1st Street, Vero Beach, Florida	32962
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (772) 492-9310

146 Parkside Lane, Mooresville, North Carolina 28117
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 13, 2011, Bonanza One, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Sustainable Growth Group America, Inc. (the “Buyer”), a Delaware corporation, and John Holcomb (the “Seller”), the former President, Secretary, Treasurer, sole director and sole stockholder of the Company.  The closing of the transactions (the “Closing”) contemplated by the Agreement occurred simultaneously with the parties’ entry into the Agreement.

Pursuant to the Agreement, the Seller sold to the Buyer, and the Buyer agreed to purchase, 1,500,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company, constituting all of the issued and outstanding Common Stock, for an aggregate purchase price of $50,000.

The foregoing description of the Agreement does not purport to describe all of the terms and provisions thereof and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01  Changes in Control of Registrant

Prior to the Closing, the Seller owned all of the issued and outstanding shares of Common Stock and served as the President, Secretary, Treasurer and sole director of the Company.  In connection with the Closing, the Seller resigned from all of the positions he previously held with the Company.

Upon the Closing, the Company became a wholly owned subsidiary of the Buyer.  In addition, as of December 13, 2011, Arthur Christian Hilmer has been elected as the sole director of the Company and appointed as the President of the Company.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of December 13, 2011, by (i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) each executive officer and director of the Company, and (iii) all of the Company’s executive officers and directors as a group.  The address of each of the persons listed below is 610 1st Street, Vero Beach, Florida 32962.

Name and Address	Shares of Common Stock (1)	Percent of Class (2)
Sustainable Growth Group America, Inc.	1,500,000	100.0%

Arthur Christian Hilmer (3)	0	0.0%

All directors and officers as a group	0	0.0%

(1)            Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)            Based on 1,500,000 shares of Common Stock issued and outstanding as of the Closing.

(3)            Mr. Hilmer is the President and sole director of the Company.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Prior to the Closing, the Company was a shell company (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and, following the Closing, will remain a shell company.  The Company previously reported (i) the disclosures required to be made by Items 1, 1A, 2, 3, 4, 5, 6, 7, 8, 9, 10, 13, 14 and 15 of Form 10 in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011; and (ii) the disclosures required to be made by Items 11 and 12 of Form 10 in the Company’s General Form for Registration of Securities of Small Business Issuers on Form 10-SB, filed with the Securities and Exchange Commission on November 11, 2007.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

The disclosure set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.  The Seller’s written resignation letter is filed as Exhibit 17.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Effective as of December 13, 2011, in connection with the Closing and the resignation of the Seller, Mr. Hilmer has been elected as the sole director of the Company, to hold office until his successor is elected and qualified.  Effective as of December 13, 2011, Mr. Hilmer has also been appointed as the President of the Company, to hold such office until his successor is appointed and qualified.  Mr. Hilmer previously served as the Director of International Sales and Marketing at CellSolutions, a manufacturer of liquid based cytology products, from 2003 to 2011.  In his career, Mr. Hilmer has held other high-level marketing, development and sales positions at various companies, including public corporations, such as Biofield Corporation (now called MacKay Life Sciences, Inc.) and Deltex Medical.  Mr. Hilmer also serves on the board of directors of ArtSpring, Inc., a non-profit organization promoting the value of arts education within underserved communities.  Mr. Hilmer received his Masters of Business Administration from Babson College and his Bachelor of Arts from the University of North Carolina.  The Company believes that Mr. Hilmer brings to the board of directors his substantial experience in business development and management.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of December 13, 2011, by and among Sustainable Growth Group America, Inc., a Delaware corporation, John Holcomb and Bonanza One, Inc., a Nevada corporation *

17.1	Written resignation letter of John Holcomb *

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONANZA ONE, INC.

By:	/s/ Arthur Christian Hilmer
Name: Arthur Christian Hilmer
Title: President

Date:  December 19, 2011